                                                                      EXHIBIT 11

                              ESS TECHNOLOGY, INC.

                     COMPUTATION OF NET INCOME PER SHARE (1)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                            DECEMBER 31,
                                                                  ------------------------------
                                                                    2003       2002       2001
                                                                  --------   --------   --------
Weighted average common shares ................................     39,517     44,044     42,274
Weighted average incremental common equivalent shares:
  Common stock (2) ............................................      1,721      2,687      2,988
                                                                  --------   --------   --------
Total weighted average common and common equivalent shares ....     41,238     46,731     45,262
                                                                  ========   ========   ========
Net income (loss) .............................................   $ 25,291   $ 37,277   $ (1,817)
                                                                  ========   ========   ========
Net income (loss) per share ...................................   $   0.61   $   0.80   $  (0.04)
                                                                  ========   ========   ========

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(1) This Exhibit should be read in conjunction with Note 10, "Shareholders'
    Equity," to the consolidated financial statements in Item 8 of this Report.

(2) Earnings per share is computed using the weighted average number of common shares and common equivalent shares ("weighted average shares") outstanding during the period. Common equivalent shares consist of the Company's common stock issuable upon exercise of stock options (using the treasury stock method), except when antidilutive.